UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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POINT BLANK SOLUTIONS, INC.

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The following presentation was delivered to Proxy Governance, Inc. on August 14, 2008, in connection with Point Blank Solutions, Inc.’s 2008 Annual Meeting of Stockholders.

In connection with the solicitation of proxies, Point Blank Solutions, Inc. has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and additional proxy materials. The proxy statement contains important information about Point Blank Solutions and the Company’s 2008 Annual Meeting. Point Blank’s stockholders are urged to read the proxy statement carefully. The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and in additional proxy materials filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

Point Blank Solutions, Inc. Annual Meeting - August 19, 2008 August 14, 2008

Contents
1. Introduction
2. Company Overview
3. A Look at the Past: Corporate/Legacy Issues
4. Building a Team for the Future
5. Strategy, Execution and Results
6. Why We Disagree with Steel Partners’ Proxy Contest
7. Corporate Governance
8. Our Interests Are Aligned with Our Shareholders
9. Qualifications of Our Directors

Company Overview
› Point Blank Solutions is a leading manufacturer and provider of bullet, fragmentation and stab resistant apparel and related ballistic accessories.  Our products are used domestically and internationally by military, law enforcement, security and corrections personnel, as well as, government agencies.
› The Company, through its wholly-owned subsidiary, Life Wear Technologies, also manufactures and distributes sports medicine, health support and other products, including a variety of knee, ankle, elbow, wrist, back supports and braces.  These products are sold to retail, pharmaceutical and other national distribution outlets.
› Earlier this year, the Company entered into a strategic joint venture with FMS Enterprises.  The two companies formed LifeStone Materials, which will produce woven fabrics for both entities.  This venture will provide PBSI with woven fabrics for its military and domestic body armor at a lower cost and greatly enhance the Company’s R&D capabilities. With this venture, the Company is the only soft body armor manufacturer in the market today with a weaving capability, a significant competitive advantage.
› Relationships are key drivers to our future success.  Over the years, the Company and our key executives have built strong alliances with leading fiber suppliers, weavers, distributors and our global customer base.
› Point Blank Solutions is one of the largest suppliers of soft body armor to the U.S. Armed Forces and government today, and has been for years.  Its protective solutions have been credited with saving thousands of American lives – both abroad, in places such as Afghanistan and Iraq, and at home.

Corporate/Legacy Issues
David Brooks (former Chairman and CEO) and his ex-wife/affiliates control 29.5% of the Company’s common stock.
›
Class action and derivative lawsuits.
›
Numerous investigations by government agencies (for example: the Securities and Exchange
Commission, the Department of Justice, and the Internal Revenue Service).
›
Errors in prior financial reports that led to the withdrawal of financial results for 2003, 2004 and the first nine months of 2005.
›
Receipt of Wells Notice from the SEC.
›
Material weaknesses in internal controls that prevented the Company from future filings (post 3Q ‘05)
and led to the Company’s non-compliance with the SEC.
›
Inadequate infrastructure with weak or non-existent systems.
›
Tax returns for 2003 and 2004 were filed incorrectly and had to be amended and no tax returns were filed for 2005 and 2006.
›
Delisting of the Company’s securities on AMEX.
›
Inability to draw under credit facility with LaSalle due to non-compliance.
›
Indictments of former officers (former Chairman and Chief Executive Officer, Chief Financial Officer, and
Chief Operating Officer).
›
Corporate and legacy issues were well publicized, which adversely impacted business.
› Since mid-2006, this company has undergone a mass transformation; correcting and overcoming the
‘alleged’ misdeeds of prior leadership.  The many issues this management team and Board of Directors have faced include:

Team Building: Restoring Credibility in the Senior Ranks
› In 2006, a special committee was formed by the Board, consisting of Senator Campbell and Larry Ellis, the only two board members not named in the Class Action lawsuit.  In July 2006, this committee recommended the removal of Mr.
Brooks as Chairman and CEO.
› Mr. Brooks’ removal began the Company’s turnaround and was the first step in regaining trust and building confidence in senior leadership.  The Company brought in new management and an independent, highly experienced Board of
Directors, the latter of which was done with the assistance of a national executive recruitment firm.
› The Company brought on experienced financial advisors (Alix Partners, Jefferson Wells, and other forensic experts) to help improve the financial systems and controls and address financial reporting requirements.
› The Company also engaged investment bankers to advise the Board. Wachovia Securities was one of the two banks engaged and they continue their work, helping the Board and management to identify the most effective means to increase shareholder value.
› New Senior Leadership:
› Larry Ellis assumed the role as CEO.
› John Siemer, formerly Special Assistant and Strategic Planner to the U.S. Army Chief of Staff, was appointed COO.
› Jim Anderson, formerly a partner with KPMG LLP with extensive turnaround/workout experience, was appointed
Controller and, later, CFO.
› Sam White, formerly President of Point Blank Body Armor, was appointed Head of Global Sales.
› Patrick Stallings, a retired Colonel with the U.S. Army, was named Head of Global Business Development.
›
Lisa Taylor, also with civil service and private sector experience, was appointed head of Human Resources.
This new team met regularly with customers, partners, suppliers, lenders –
all key constituents to ensure the Company’s future.

Team Building: Restoring Credibility in the Senior Ranks (Cont’d)
U.S. Government William Campbell
Larry Ellis U.S. Army
Martin Berndt U.S. Marine Corps
Maury Hannigan Law Enforcement
David Bell Marketing / Homeland Security
Jack Henry Financial Accounting
Suzanne Hopgood Corporate Governance
The existing Point Blank board is independent, with the exception of Larry Ellis and all parties have experience in the areas needed and that are relevant to our business and our future.
› The primary goal in reconstituting the Board was to find experienced and independent professionals with unique skill sets relevant to the Company’s business operations as well as those with credentials in serving public companies.

Strategy, Execution and Results
In September 2006, management, at the direction of General Ellis, undertook the development of a strategic plan with the goal of best positioning the Company for future growth and profitability. The strategic plan established a vision for Point Blank Solutions to be a global leader in safety apparel and protective solutions – more than just body armor. Diversifying products, channels and markets is essential to the future.
The Board adopted this plan and directed management to accomplish this vision through disciplined and aggressive execution of a value enhancement strategy based on the following five strategic pillars:
› Grow organically, by capturing new military programs and increasing the Company’s civil market share;
› Expand internationally by pursuing protective solutions contracts with friendly nations around the world;
› Improve cost position through operational excellence initiatives and better management of its supply chain;
› Pursue strategic ventures to expand the Company’s service offering and diversify into related growth markets; and
› Maximize stockholder value by continuing to build confidence in leadership and demonstrating financial responsibility.
This plan was detailed in the Company’s Form 10-K and proxy materials, along with how the Board’s skill sets were critical to successful execution of the plan.

Strategy, Execution and Results (Cont’d)
Throughout 2007, the Company, in concert with the Board of Directors, refined its plan and outlined strategic objectives that position the Company for future growth and profitability. As a result, in 2007 the Company grew sales by 26.3% to $320.8
million.
This increase was due
to U.S. Military/federal government sales growth of 27.7% and 28.3 % in the domestic market.
Organic
Growth
During 2007, the Company completed an analysis of significant international opportunities.  The
Company developed a framework for global business development and established an office primarily dedicated to expanding relationships with international military constituents.
In the years ahead, the Company anticipates international sales will comprise a higher percentage of its overalls sales mix and will be a key contributor to our financial performance.
International
Expansion
Total operating costs decreased by 18.1% during 2007 as compared to 2006. This decline was attributable to a decrease in litigation and investigation costs, a decrease in employment tax withholding charges and a reduction in selling, general and administrative charges.
Gross margin for 2007 was 19.2% compared to 22.8% during 2006. Throughout 2007, certain contracts were targeted for an aggressive pricing strategy, as the Company recognized the changes in the competitive environment within the industry. The 2007 annual results include a
$3.5 million adjustment to the Zylon vest replacement program obligation as a result of a change in estimate.
Cost
Improvement

Strategy, Execution and Results (Cont’d)
In 2007, the Company began to implement an integrated information technology solution and to replace outdated manufacturing and financial systems. The Company expects to benefit from completing the IT integration to enhance productivity, improve timeliness, provide more rigorous internal controls and improve yield in the manufacturing process.
In 2007, the Company explored various strategic initiatives to better integrate the value chain and diversify products/markets; the goal of reducing costs, growing sales and increasing profits.
Among the highlights are an exclusive partnership with G2 Consulting, a collaborative venture with DSM and various alliances with the Company’s key suppliers and distributors.
In March 2008, the Company announced a joint venture with FMS
Enterprises,
an
important milestone marking our entrance into the weaving industry. We expect this operation to add to our top line, decrease our material costs, increase our margins and add a profit center to the Company.  Furthermore, it provides Point Blank with a unique value proposition in that it is the only body armor company with weaving capabilities, which will provide direct access to fiber suppliers and improve its ability to compete on tenders.
Strategic
Ventures
The Company was profitable for the first time in five
years.
Net income for the year
ended December 31, 2007 was $6.2 million, compared to a net loss of ($5.3 million) during the prior year.  Earning per share, basic and diluted, was $0.12 for the year ended December 31,
2007, as compared to a loss per share, basic and diluted of ($0.12) during 2006.
The Company’s SEC filings are current for the first time in three years.
The Company
also made significant progress towards achieving compliance with regulatory agencies and improvements were achieved in internal control over financial reporting.
The Company’s goal is to eliminate all material weakness by the end of 2008.
Maximizing
Shareholder Value
Cost
Improvement

Strategy, Execution and Results (Cont’d)
Other “Non-Executive” Corporate Milestones
Class Action and Derivative lawsuit settlement approved by the Federal District Court for the Eastern District of New
York.
Restated financial results for the periods in question and now compliant in our financial reporting.
On track to address all of the material weaknesses in our internal controls by the end of 2008, consistent with our stated remarks in our 2007 Form 10-K.
Greatly enhanced our systems and processes.
Restructured our credit facility with LaSalle; sufficient access to capital to fund operations and execute on strategy.
Summary
After becoming compliant in our financial reporting, our goal is to hold our Annual Meeting of Stockholders, the last step in regaining full compliance.  It is also our intention to seek to relist our securities on a national stock exchange, plans of which are already underway.  In pursuing our strategy to generate value for our stockholders, we are also looking to diversify our product offering and customer base through joint ventures and/or acquisitions.
Our plans have been derailed due to the actions of Steel Partners.

Steel Partners’ Proxy Contest – The True Historical Overview
›Steel Partners indicated its intent to acquire our company in August 2007 (privately) and in October 2007, did so in a public forum.  In their public announcement, they expressed a “willingness to enter into negotiations to acquire all of the common stock of PBSI it did not already own for no less than $5.50 per share in cash” subject to adjustment after completion of due diligence and evaluation of other factors.
›This Board initially concluded that it did not believe shareholders interests would be best represented by pursuing a transaction at that time as there were ventures underway, significant contracts with the U.S. Military were upcoming and because the Company was in the initial stages of building an international operation which over time, will generate enhanced value for our stakeholders.
›Additionally and as stated in the Company’s public announcements, the Board believed that resolution of legacy issues, improved corporate governance and successful execution of the strategic plan would best serve the Company’s shareholders and enhance value.  As such, the Board stated at the time of Steel’s public announcement that it did not believe that the time was right to explore a sale process.
›At the time of Steel’s offer to negotiate, the Company was in discussions with its weaving joint venture partner and had not yet filed its
2007 Form 10-K.
›We responded to Steel and offered to enter into discussions with them to explain our rationale and share with them our plans. In doing so, we offered to enter into a Non-Disclosure Agreement (NDA), including a two-year standstill which the Board viewed as customary and necessary to allow for discussions with Steel in a stable environment.  Such discussions, the Board felt, would enable the Company to engage Steel’s experience and expertise for the benefit of all stockholders.
›Steel Partners would not sign a Standstill agreement and this was paramount if the Company and Steel were to have true discussions at that time.
Standstill agreements are a normal mechanism to ensure a level playing field. The Company offered to negotiate a reduced time period, but Steel refused. The Board left the door open for further discussions.
›It is worth noting that Steel has approximately a 40% economic interest in one of our primary weavers,  JP Stevens (acquired Hexcel).
›It is also interesting that in Steel’s more recent press announcements, they make it very clear that there is no actual offer price on the table.  Their $5.50 “price” is and always has been a phantom.

Steel Partners’ Proxy Contest – The True Historical Overview
› Given our progress in remedying issues from the “Brooks era” and particularly the completion of our financial statements, in January 2008, the Company announced it would hold its Annual Meeting on April 22, 2008.
› Shortly thereafter, Steel announced that it intended to nominate five individuals for election to the Board at the 2008
Annual Meeting.  In its public filings, Steel stated that if its nominees win election to the Board, it would seek to buy the Company itself or sell the Company to another party.
› During the week of March 31, 2008, Company representatives had a series of meetings with Point Blank stockholders, including Steel. In its discussions with Steel, the Company sought to explore a possible resolution of the proxy contest.
Steel, however, stated a list of demands that the Board did not believe it could approve as being in the best interest of all stockholders.
› Several of our stockholders expressed a “strong desire” that the Company immediately undertake a process to explore strategic alternatives.  Several of these stockholders also expressed concern about having such a process run by Steel in light of their interest as a buyer, rather than by the existing independent Board and management.
› This Board listened to its shareholders and asked Wachovia, its financial advisor, to pursue all strategic alternatives to enhance value for its shareholders.  The Board concluded that the best course of action would be to begin this process immediately and defer the election of Directors to August 19, 2008 in order to pursue this process.
› Thereafter, Steel filed its lawsuit seeking to compel the meeting.  After an initial conference with the Court, Steel agreed not to challenge the planned August 19, 2008 date, and the Stipulation was entered into and signed as an
Order by the Court. Point Blank recently filed a motion in the Court of Chancery for the State of Delaware to postpone the Annual Meeting until November 19, 2008, to provide more time for the strategic alternatives process.  The Board and management, on advise of its financial advisors believes that a higher valuation can be obtained if the Company waits until after the IOTV Base Buy is awarded (believed to be prior to September 30, 2008).
The Court ruled this week and the meeting will take place on August 19, 2008.

Steel Partners’ Proxy Contest – A Conflict of Interest
› The five men nominated by Steel to Point Blank’s Board are no strangers to Steel.
› James Henderson is a Managing Director and Operating Partner of Steel Partners LLC.  He is also Chairman of the Board of Del Global Technologies, a Steel portfolio company. Del Global is currently under investigation by the
US Attorney’s office in connection with Department of Defense contracting.
› Terry Gibson is Managing Director of SP Corporate Services LLC, a management services company operated by
Steel.  He also serves as CEO and a director of CoSine Communications, of which Steel owns approximately 26.1%
(as of 12/31/07).
› Merrill McPeak currently sits on a number of both public and private boards.  Of the public entities today, all have seen precipitous declines in share price, resulting in lost shareholder value.  And his association with Del
Global, given the DoD investigation is troubling.
› Bernard Bailey serves as CEO in Residence for USBX Advisory Services, LLC, which was acquired by Imperial
Capital Group, LLC in 2007.  Imperial Capital’s subsidiary, Imperial Capital LLC, regularly serves as Steel’s investment advisor. Bailey is a director of Telos Corporation, where he is the head of the Audit Committee.  His resignation has been publicly demanded by his fellow directors amidst allegations of serious violations of the
Securities Exchange Act rules.
› Robert Chefitz is a partner of John Mack III, founder and CEO of USBX Advisory Services, LLC, an Imperial
Capital Group Company, who also serves as one of Steel’s investment bankers.
› There is a significant possibility of a conflict of interest in having these nominees serve as directors of Point Blank, if in fact Steel Partners is a potential buyer, which they claim to be in their proxy statement and other filings.

Steel Partners’ Proxy Contest – Can Steel be Trusted?
What Steel Said
-The Steel Nominees, if elected would engage in the
“aggressive pursuit of a relisting”
-Warren Lichtenstein pledged an “awareness of and
openness to all strategic options.”
-Steel promised to eliminate Del Global’s “poison pill”
stockholder rights plan.
-Steel pledged “an end to any hint of abusive practices.”
What Actually Happened
-Five years later, Del Global stock continues to trade
over the counter.
-Del Global signed an LOI to sell its Medical Systems
Group, but opted to back out of the transaction; the
purchasers sued for the $1 million “break fee”, eventually
settling for $500,000.
-Subsequently, Del Global terminated its “strategic
alternatives plan” after accomplishing only the sale of a
small subsidiary.
-Del Global’s “poison pill” removed in 2003, but
reinstated in 2007!
-Del Global is currently under investigation by the
Department of Defense.
› A closer look at Del Global’s proxy contest in which Steel Partners was the activist party reveals that
Steel’s words don’t always equal their actions. Warrant Lichtenstein, in 2003, promised sweeping changes which never materialized and which are similar to the claims he makes regarding PBSI:

Steel Partners’ Proxy Contest – Their Claims about PBSI
› They state the Company should not remain public. Steel claims we would be better served by becoming part of a larger conglomerate. In conversations with Steel, they have expressed a belief that the Company should enter into a sale process.  They claim to be a bidder but have chosen not to participate in the process.  Their public statements are unclear.  We believe Steel has not expressed a clear vision of the direction of the
Company.
› They claim our aggressive pricing and marketing strategy that resulted in reduced margins will negatively impact shareholder value.  This statement is only true near-term.  The company has a weaving joint venture in place that should offset the margin declines and has improved relationships and pricing with suppliers.  When additional volume comes through the factories, which is expected following the IOTV Base buy, we will be able to leverage the JV and other initiatives to enhance our margins and profits, resulting in increased value for our shareholders long-term.  Furthermore, the aggressive pricing strategy which Steel alludes to was necessary given increased competition.  This is not specific to Point Blank, but the industry at large given changing industry dynamics.  If
Steel truly understood our business, they would understand the strategy.
› They believe Point Blank’s financial performance will continue to deteriorate.  Our financial performance in 2007 resulted in 26.3% top-line growth and our first profit in five years.  This, despite the continued legacy issues we were overcoming.  Our first half of 2008 is challenging and our financial performance will be down compared to the prior year.  This however, is not due to management or our industry position.  Rather, the larger contracts from the U.S. Military were delayed on several occasions.  These delays were unprecedented and unforeseen.  Again, this is an industry-wide phenomenon and not specific to Point Blank.  We were recently awarded the IOTV Bridge buy for $86.3 million and a $13.5 million contract for the Iraqi Defense Forces, our first big international win.  We expect our top-line to show significant improvement in the second half of the year.  Once the IOTV Base buy is awarded, we anticipate much stronger top and bottom line results, beginning in the fourth quarter of 2008 and throughout future year periods.  If they believe our financial performance will continue to deteriorate, why are they increasing their investment in our Company and seeking to acquire it?
› Steel does not believe Point Blank should try to contend with the “highly competitive market” as a standalone public entity.  We are not in disagreement and are pursuing strategic alternatives.  Each of our directors, other than General Ellis, qualifies as an “independent”
Board member.  Only 3 of their 5 nominees are independent,
but in actuality, those 3 still have ties to Steel.

Steel Partners’ Proxy Contest – Their Claims about PBSI (Cont’d)
We do not manage our business for the quarter.  We manage our business for the future, and to enhance and maintain true value for our shareholders.
› They claim the Board’s interests are not aligned with shareholders because the Board owns only options and not stock.  In fact, Board members own restricted stock.  Management and Directors were also precluded from purchasing stock in the open market due to our public company blackout period.  Steel was fully aware of this.
After the Company’s Form 10-K for 2007 was filed, officers and directors did in fact make stock purchases during a very small window of opportunity to do so.  Since the strategic alternatives process began in April, we again are in a blackout period.  They are aware of the blackout period rules, yet use this claim to their advantage.
› They believe the Steel offer “would have” provided full and fair value and immediate liquidity to all Point Blank stockholders.  They never made an offer and they never moved forward in discussions.  They have had every opportunity to engage our Board prior to the beginning of the strategic alternatives process but chose not to.
Since the process began in April 2008, we have had 33 parties sign NDA’s and enter into Standstill Agreements.
Steel has chosen not to participate.  One must truly question their motives.
› They believe their nominees represent the best opportunity for stockholders to maximize value.  We believe there is a significant conflict of interest in that their nominees work for or have associations with Steel, a potential bidder for our Company.  Many of our shareholders agree with our Board which is why we undertook the strategic
alternatives process at the time we did.
› In all of Steel’s public disclosures, they talk about entrenchment.  This Board is independent and carrying out its fiduciary responsibilities.  The primary reason for the requested Annual Meeting postponements has nothing to do with entrenchment, but rather, efforts of this Board to protect ALL shareholders interests.  David Brooks and his ex-wife” own close to 30% of the Company’s common stock and he has made his feelings well known (anti-PBSI), especially in light of the lawsuits that are pending in Court and which are worth millions of dollars.  Steel and
Brooks together control close to 40% of our securities and they do not have interests that are aligned with the overall shareholder base.

Corporate Governance
In response to Steel’s attacks on the Company’s corporate governance:
Significant management changes have been made over the last two years resulting in the departure or replacement of all but one Board member since June 2006.
The Board conducted extensive board and peer evaluations.  The Board also identified the skill sets needed to implement the strategic plan. The skill sets of the current Board were matched with those needed by the Company as part of the evaluation and disclosed in the proxy.
The Company’s current Board places the utmost importance on implementing sound governance policies.
The Company believes these defensive measures helped ensure a period of stability needed to execute our strategy and achieve a valuation commensurate with performance/potential.
› Each of the Company’s directors, other than General Ellis, qualifies as an “independent” Board member.
› Our Nominating, Compensation, Audit and Corporate Governance committees are comprised solely of independent outside directors.
› Our Board of Directors is elected for one-year terms.
› Our Chairman and CEO are separate and our Chairman is an independent outsider.
› All Directors attended at least 75% of the Board meetings in the past year or had a valid excuse for absences.
› Although the Company has a rights plan in place, it contains a three-year independent director evaluation provision.
› Any other takeover protections the Company has implemented were done to maintain stability in order to enable the Company to pursue maximized value for all shareholders.
› All Directors own restricted stock. The Board has adopted a stock accumulation policy requiring Directors to own stock to align their economic interests with those of Company stockholders. Blackout policies have restricted purchases.
› All Directors attended 96% or more of Board meetings in 2008.

Our Interests Are Aligned with Shareholders
Point Blank Solutions has undergone a great deal over the past two years.  We have faced challenges very few companies in corporate America are faced with and we have persevered.
Our executives and Board members could have easily thrown in the towel and walked, but they did not because they believe in the Company, in its products and people and most importantly, for the value that the Company provides to its customers – namely, men and women who protect our Nation.
We are pursuing strategic alternatives now as our shareholders have requested, including Steel.  Our
Board is independent and will oversee a fair process.
Can Steel’s nominees do the same?

Qualifications of Our Directors
› General Larry Ellis
(Ret.),
age 62, joined the Board of Directors in December, 2004. He became President of the Company in 2005 and assumed the role of
Chief Executive Officer in July, 2006. In addition, he serves on the board of directors of SRA International, a publicly traded information technology company.
General Ellis served in the U.S. Army for over 35 years, holding positions of increasing responsibility before retiring in 2004 as Commanding General of United
States Army Forces Command in Atlanta, Georgia.  During his career, he oversaw multi-year, multi-billion-dollar programs and directed the development of comprehensive strategic plans supporting the Army’s mission.  He also coordinated extensive operations and training programs in Germany, South Korea, and
Bosnia.  Between 2001 and 2004, General Ellis orchestrated the mobilization and deployment of over 500,000 soldiers and more than a million tons of equipment to locations worldwide.
› Senator William P. Campbell
(Ret.),
age 73, joined the Board of Directors in May, 2006, and was named Chairman of the Board of Directors in July, 2006.
Senator Campbell served in the California legislature for 22 years, including 14 years as a state senator. During his legislative career, Senator Campbell held a number of distinguished positions, including Chairman of the Joint Legislative Budget Committee, Minority Floor Leader, and Founding Chairman of the Joint
Committee on Fire, Police Emergency and Disaster Services.  In 1990, he retired from the Senate and became President of the California Manufacturers
Association (now the California Manufacturers & Technology Association), and in 1998 became President Emeritus. In April, 2000, he founded William
Campbell & Associates, a consulting firm, where he serves as President.  Senator Campbell is a member of the Compensation Committee.
› David
Bell,
age 65, joined the Board of Directors on November 22, 2006. Mr. Bell is the retired Chairman and Chief Executive Officer of the Interpublic Group,
a public company that is a leading organization of advertising agencies and marketing service companies, a position he has held since January, 2005. Mr. Bell was Chief Executive Officer of Interpublic from 2003 to 2005, having joined Interpublic as Vice chairman in 2001.  Previously, Mr. Bell was Chairman and Chief
Executive Officer of True North Communications Inc., a marketing communications and services group that was acquired by Interpublic. Prior to joining True
North, he was the President and CEO of Bozell Worldwide. Mr. Bell joined Bozell in 1975 when the marketing agency acquired Knox Reeves Advertising where he had been President since 1972. He is currently an operating advisor to Pegasus Capital Advisors, a private equity group, and a senior advisor to Google,
Inc.  Mr. Bell was given a Presidential nomination to be one of the thirteen original members of the President’s Homeland Security Advisory Council following the events of September 11, 2001.  He currently serves as a director and the chair of the Compensation Committee of two other public companies, Warnaco
Group, Inc., and Lighting Science Group corporation; and as a director and the chairman of the Nominating and Corporate Governance Committee of Primedia,
Inc. Mr. Bell is Chair of the Compensation Committee and a member of the Nominating and Governance Committee.
› General Martin R. Berndt
(Ret.),
age 60, joined the Board of Directors on March 1, 2007. General Berndt retired in 2005 after a 36 year career in the U.S.
Marine Corps where he commanded U.S. Marine Corps Forces Atlantic, South and Europe; U.S. Marine Corps Bases, Atlantic; and U.S. Fleet Marine forces Atlantic and Europe.  General Berndt was commissioned a Second Lieutenant in the U.S. Marine Corps upon graduation from West Chester University in 1969.  During his career he served in Vietnam, Panama, Germany and Bosnia.  He serves as a Senior Mentor of the U.S. Marine Corps Staff Training Program and in a similar capacity for the Joint Forces Command.  He also serves as a member of the “CorpStrategy” team under the sponsorship of the Institute for Defense and Business at the
University of North Carolina, Chapel Hill and is a member of the Onslow County Military Affairs Committee.  Recently, General Berndt was a member of a congressionally chartered, bipartisan commission to examine the Iraqi security forces.  He serves as a board member for the Governor’s North Carolina Military
Foundation and a privately owned company in Northern Virginia. General Berndt is a member of the Nominating and Governance Committee.

Qualifications of Our Directors
› Jack A.
Henry,
age 64, joined the Board of Directors on November 13, 2006. Mr. Henry found Sierra Blanca Ventures LLC, a private advisory firm, in 2000.
Prior to that, he served as managing partner of the Phoenix office of the accounting and consulting firm Arthur Andersen, LLP, where he spent over 34 years in various consulting and managerial positions.  Mr. Henry currently serves on the board of directors and as chair of the audit committee of White Electronic
Designs Corporation, a publicly-traded provider of advanced technology solutions.  Mr. Henry also served on the board of directors and as chair of the audit committee of VistaCare, Inc., a provider of hospice services in the United States, until VistaCare’s recent acquisition by Odyssey Healthcare, Inc.  He also serves on the boards of three privately-held companies.  Mr. Henry is president of the Arizona Chapter of the National Association of Corporate Directors
(“NACD”), serves on the NACD faculty , and is an NACD Certified Director.  Mr. Henry is Chair of the Audit Committee and the Audit Committee financial expert.
› Maurice (Maury)
Hannigan,
age 67, joined the Board of Directors on November 22, 2006. Mr. Hannigan served 31 years with the California Highway Patrol
(“CHP”) rising through the ranks to be appointed the Department’s Commissioner from 1989 to 1995. His term as Commissioner included service as General
Chair of the State and Provincial Police Division of the International Association of Chiefs of Police, Chair of the U.S. DOT/NAFTA Southwest Border States Law
Enforcement Implementation Committee, and President of the California peace Officers Association, and in several other capacities as a public safety advocate.
Following his retirement from CHP, Mr. Hannigan was a consultant to the National Safety Council, public commissions, and other entities in both the private and public sectors.  From 2001 to 2006, he served as Vice President / Managing Director of the Washington, D.C. based public safety solutions group of Affiliated
Computer Services, a publicly traded business process outsourcing and information technology provider headquartered in Dallas, Texas.   He presently serves
on the board of directors of the FBI’s national Executive Institute Associates, a public service foundation providing continuing education and training to the chief executives of law enforcement organizations. Mr. Hannigan is a member of the Audit and Compensation Committees.
› Suzanne M.
Hopgood,
age 59, joined the Board of Directors on March 1, 2007. She is the President and CEO of The Hopgood Group, LLC, a workout consulting firm she founded in 1985. She also serves as the director of In-Boardroom Advisory Services for the National Association of Coprorate Directors
overseeing ISS certified education and advisory services for approximately 100 companies per year.  She has served on the board of nine companies, five of which are public, and as Chairman of the Board of two. She has also served as CEO of both public and private companies, and she has served as an audit committee financial expert.  Ms. Hopgood has assisted a variety of companies in facing difficult business, financial and legal challenges and crises, as CEO, as chairman of the board, as chair of executive, nominating, governance, on five public company audit committees, and on the board of an Italian Company.  She has twice served as a member of board slates elected in proxy contests initiated by institutional investors.  She currently serves as chair of the Nominating &
Governance Committee and as an audit committee financial expert at Acadia Realty Trust.  She also serves on the board and audit committee of the privately held Newport Harbor Corporation.  Ms. Hopgood is an NACD Certified Director. She co-authored the award-winning book Board Leadership for the Company in
Crisis.
Prior to founding the Hopgood Group, LLC, Ms. Hopgood was responsible for a $1 billion equity real estate portfolio for Aetna Realty Investors. She has a B.S. Degree in Business administration.

Important Additional Information
› In connection with the Company’s 2008 Annual Meeting of Stockholders, the Company has filed a definitive proxy statement and other materials with the U.S. Securities and Exchange Commission. On March 24, 2008, the Company began the process of mailing the proxy statement and WHITE proxy card to Company stockholders. The proxy statement contains important information about the Company and the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT
CAREFULLY. Certain of the Company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the 2008 Annual Meeting. Information regarding such individuals and their ownership of the Company’s securities is included in the Company’s proxy statement relating to the 2008 Annual Meeting.
Investors may obtain a free copy of the proxy statement and other relevant documents, as well as other materials filed with the Securities and Exchange Commission concerning the Company, at the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. Copies of these materials and other documents also may be obtained at no charge from: Point Blank
Solutions, Inc., 2102 S.W. 2nd Street, Pompano Beach, FL, 33069, Attention: Investor Relations.
› SAFE HARBOR STATEMENT: UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH
ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE
BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS,"
"GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND
SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING
STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES
AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND
ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR
CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL
CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (3)
UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW
PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE
IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND
ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE
SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (11) TURNOVER
IN THE COMPANY'S SENIOR MANAGEMENT AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS
WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND
RISKS DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORM 10-K AND 10-Q. THE
COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO
REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS,
CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.